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                                                                    EXHIBIT 99.9


                                    CONSENT


I hereby consent to being named in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BankAmerica Corporation with NationsBank Corporation as a person who is about to become a director of the Combined Company (as defined therein).


August 4, 1998

                                        /s/ David A. Coulter
                                        ---------------------
                                            David A. Coulter